SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2014

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

EXPLANATORY NOTE
We are filing this Amendment No. 1 to Form 8-K to amend our Current Report on Form 8K filed with the Securities and Exchange Commission on March 5, 2014 (the Original Form 8K). This amendment is intended to correct a typographical error in the press release issued by the company on March 5, 2014 and attached to the Original 8K as Exhibit 99.1.
This news release incorrectly stated that our dividend policy anticipates a total annual dividend of $1.30 per share, to be paid in equal quarterly installments. The correct total annual dividend is $1.20. The disclosure under Item 8.01 Other Events in the Original 8K was correct.
Item 7.01 Regulation FD Disclosure
Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is our corrected news release relating to the dividend referred to in Item 8.01 below.

Item 9.01 Financial Statements and Exhibits
99.1 Corrected News release issued on March 5, 2014, disclosing ProAssurance’s anticipated total annual dividend of 1.20 per share.
We are furnishing Exhibit 99.1 to this Current Report on Form 8-K solely for the purpose of incorporation by reference into Items 7.01 and 9.01. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2014
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
Frank B. O’Neil Senior Vice-President